UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2012 (August 21, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2012, Ampal-American Israel Corporation (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Staff had determined to delist the Company’s Class A Stock from The NASDAQ Capital Market (the “NASDAQ Capital Market”) based upon the Company’s non-compliance with the minimum $2.5 million stockholders’ equity requirement, as set forth in NASDAQ Listing Rule 5550(b), for continued listing on the NASDAQ Capital Market (the “Staff Determination”).

The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”), which will stay any action arising from the Staff Determination until the Panel renders a decision subsequent to the hearing.  The Company will remain listed on the NASDAQ Capital Market until the Panel renders its decision.  While the Company is diligently working to regain compliance with the applicable listing standards, there can be no assurance that the Panel will grant the Company’s request for continued listing on the NASDAQ Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: August 27, 2012	By:	/s/ Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President - Investments and Corporate Affairs and Secretary

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